Ex. 4


                     AMENDMENT NUMBER 3 TO RIGHTS AGREEMENT


         This Third Amendment hereby amends the Preferred Shares Rights Agreement dated as of December 8, 1998, as heretofore amended, between Ronson Corporation, a New Jersey corporation (the "Company"), and Registrar and
                                            -------
Transfer Company, with an address at 10 Commerce Drive, Cranford, New Jersey (the "Rights Agent").
      ------------

                                   WITNESSETH:

         WHEREAS, the Company has entered into a Preferred Shares Rights Agreement dated as of December 8, 1998, as heretofore amended (the "Agreement"),
                                                                    ---------
between the Company and the Rights Agent; and

         WHEREAS, the Board of Directors of the Company has determined to amend the Agreement, as set forth below, in order to extend the Final Expiration Date (as defined in the Agreement); and

         WHEREAS, the Board of Directors of the Company, after due consideration, has determined that the amendment of the Agreement, as provided herein, is in the best interests of the Company and its shareholders;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. The definition of Final Expiration Date set forth in Section 1(r) of the Agreement, is hereby amended in its entirety to read as follows:

                  "(r) "Final Expiration Date" shall mean September 1, 2011."

         2. The reference to "October 22, 2008" contained in the form of Rights Certificate attached to the Agreement as Exhibit B is hereby deleted and a reference to "September 1, 2011" is hereby inserted in lieu thereof.

         3. The date referenced under clause (a) of Exhibit C to the Agreement under the caption "Expiration of Rights" is hereby deleted and a reference to "September 1, 2011" is hereby inserted in lieu thereof.

         4. The form of Rights Certificate attached to the Agreement and all other related documents shall be modified, where appropriate, to make reference to this amendment.

         5. Except as so amended, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


REGISTRAR AND TRANSFER CO.                RONSON CORPORATION
Rights Agent


 /s/William Tatler                        /s/Louis V. Aronson II
---------------------------------         --------------------------------------
William Tatler                            Louis V. Aronson II
Vice President                            President and Chief Executive Officer